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                     Consent



     We consent to the reference to our firm under the caption
"What should I know about Rhode Island taxes" in the Registration
Statement and the related Prospectus of Narragansett Insured Tax-
Free Income Fund.



               /s/Edwards & Angell, LLP
               Edwards & Angell, LLP


Providence, Rhode Island
October 27, 2000